UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 20, 2011

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2011, Marsh & McLennan Companies, Inc. (the “Company”) issued a press release announcing that Daniel S. Glaser has been appointed to the newly created position of Group President and Chief Operating Officer of the Company.  Mr. Glaser had previously been Chairman and Chief Executive Officer of Marsh Inc., a position he assumed in December 2007.  In addition, the Company announced that Peter Zaffino has been named President and Chief Executive Officer of Marsh, succeeding Dan Glaser, and Alexander S. Moczarski has been named President and Chief Executive Officer of Guy Carpenter, succeeding Peter Zaffino.  In connection with their increased responsibilities, Mr. Glaser, Mr. Zaffino and Mr. Moczarski each received a $1 million grant of stock units that are scheduled to vest on May 15, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)           Exhibits

99.1         Press release issued by Marsh & McLennan Companies, Inc. on April 20, 2011.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:       April 22, 2011

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on April 20, 2011.

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